Exhibit 99.1

Vycor Medical Releases Financial Results for the Three and Six Months Ended June 30, 2025

BOCA RATON, FL (August 8, 2025) – Vycor Medical, Inc. (“Vycor” or the “Company”) (OTCQB—VYCO), today announced financial results for the three and six months ended June 30, 2025.

The Company operates through two business units: Vycor Medical, which produces the ViewSite™ Brain Access System (VBAS) for neurosurgery; and NovaVision®, a business in development which offers therapy programs to help patients recover from visual disorders after stroke or brain injury.

Company Highlights

●	The Vycor Medical division revenues for the three and six months ended June 30, 2025 increased by 24% and 28%, respectively, most of the increase being from growth in international markets.

●	Operating profit for the three and six months ended June 30, 2025 was $51,146 and $38,340, respectively, and non-GAAP operating profit for the three and six months ended June 30, 2025 was $84,481 and $106,944, respectively, all substantial increases over the 2024 periods.

●	Vycor entered into new distribution agreements for France and Spain during the six months ended June 30, 2025, two important markets targeted for international expansion.

●	Two new clinical papers were published involving the ViewSite Brain Access System (VBAS) during the three months ended June 30, 2025 in addition to the three papers published during the first three months of the year, bringing the total published peer reviewed clinical papers to 48. The two studies published were systematic reviews of tubular retractors in general brain surgery and neuro-oncology surgery, respectively, and highlighted the clinical advantages of VBAS.

●	A new clinical study on NovaVision’s NeuroEyeCoach was published, comparing results from using the program at home or in a clinic. The study concluded that both home-based and clinic-based patients showed meaningful improvements with no significant differences in activities of daily living improvements, validating NeuroEyeCoach as an effective tool, whether used clinically or accessed remotely. This is an important study for the company given the significant drive in healthcare systems worldwide to access digital technologies in home settings.

Financial Results

For the three months ended June 30, 2025, the Company reported revenue of $496,353, an increase of $90,075 (or 22%) over the same period in 2024. The Vycor Medical division (VBAS) generated revenue of $481,788, an increase of $94,539 (or 24%) over the same period in 2024, most of the increase being from growth in international markets. The gross profit margin for 2025 was 83% versus 91% in 2024, with the lower gross margin in 2025 attributable to validation and shipping costs of new production as well as geographical sales mix. The NovaVision division, which remains in development, generated revenues of $14,565 for the three months ended June 30, 2025, versus $19,029 in 2024, and gross margin of 93%, compared to 95% for 2024.

For the six months ended June 30, 2025, the Company reported revenue of $932,731, an increase of $189,485 (or 25%) over the same period in 2024. The Vycor Medical division (VBAS) generated revenue of $900,308, an increase of $194,501 (or 28%) over the same period in 2024, most of the increase being from growth in international markets. The gross profit margin for 2025 was 83% versus 90% in 2024, with the lower gross margin in 2025 attributable to validation and shipping costs of new production as well as sales mix. The NovaVision division, which remains in development, generated revenues of $32,423 for the six months ended June 30, 2025, versus $37,439 in 2024, and gross margin of 94%, compared to 93% for 2024.

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Revenue
Vycor Medical	$481,788	$387,249	$900,308	$705,807
NovaVision	14,565	19,029	32,423	37,439
	$496,353	$406,278	$932,731	$743,246
Gross Profit
Vycor Medical	$401,783	$352,963	$743,581	$636,039
NovaVision	13,488	18,152	30,224	35,038
	$415,271	$371,115	$773,805	$671,077

For the three months ended June 30, 2025 the Company reported non-GAAP Cash Operating Expenses of $330,790 compared to $339,256 in 2024 and non-GAAP Operating Profit of $84,481 compared to $31,859 in 2024.

For the six months ended June 30, 2025 the Company reported non-GAAP Cash Operating Expenses of $666,861 compared to $630,766 in 2024 and non-GAAP Operating Profit of $106,944 compared to $40,311 in 2024.

Reconciliation of Non-GAAP Information

Non-GAAP Reconciliation

Management uses certain non-GAAP financial measures (including non-GAAP operating expenses and non-GAAP net loss and loss per share), which exclude non-cash depreciation of purchased assets and non-cash stock-based compensation. Management does not consider these costs in evaluating the continuing operations of the Company. Therefore, management calculates the non-GAAP financial measures provided in this earnings release excluding these costs and uses these non-GAAP financial measures to enable it to analyze further, and more consistently, the period-to-period financial performance of its core business operations. Management believes that providing investors with these non-GAAP measures gives them additional important information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. Set forth below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measures.

Three months ended June 30, 2025

On a GAAP basis the Company reported Operating Expenses of $364,125, an operating profit of $51,146, a net income of $23,887 and net income of $0.00 per share.

Vycor’s GAAP operating costs include non-cash depreciation of purchased assets ($15,021) and non-cash stock compensation charges ($18,314). The Company is providing additional non-GAAP financial measures that exclude these charges and expenses, and reconciliation of GAAP to non-GAAP results is provided in the tables included in this release.

On a non-GAAP basis, taking into account these adjustments, operating expenses were $330,790, non-GAAP operating profit was $84,481, and non-GAAP net income was $57,222 or $0.00 per share.

Six months ended June 30, 2025

On a GAAP basis the Company reported Operating Expenses of $735,465, an operating profit of $38,340, a net loss of $176,861 and a loss of $0.01 per share.

Vycor’s GAAP operating costs include non-cash depreciation of purchased assets ($31,975) and non-cash stock compensation charges ($36,629). The Company is providing additional non-GAAP financial measures that exclude these charges and expenses, and reconciliation of GAAP to non-GAAP results is provided in the tables included in this release.

On a non-GAAP basis, taking into account these adjustments, operating expenses were $666,861, non-GAAP operating profit was $106,944, and non-GAAP net loss was $108,257 or $0.00 per share.

VYCOR MEDICAL, INC.
Consolidated Statements of Comprehensive Loss
(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2025	2024	2025	2024

Revenue	$496,353	$406,278	$932,731	$743,246
Cost of Goods Sold	81,082	35,163	158,926	72,169
Gross Profit	415,271	371,115	773,805	671,077

Operating Expenses:
Research and development	4,201	2,263	9,963	2,263
Depreciation and amortization	14,881	14,881	29,761	29,761
Selling, general and administrative	345,043	337,793	695,741	632,407
Total Operating Expenses	364,125	354,937	735,465	664,431
Operating income	51,146	16,178	38,340	6,646

Other Income (Expense)
Interest expense: Related Party	(12,572)	(12,841)	(25,142)	(24,872)
Interest expense: Other	(12,862)	(13,327)	(26,001)	(26,665)
Other income	-	-	-	4,544
Gain (loss) on foreign currency exchange	1	1	2	(149)
Total Other Income (Expense)	(25,433)	(26,167)	(51,141)	(47,142)

Income (Loss) Before Provision for Income Taxes	25,713	(9,989)	(12,801)	(40,496)
Provision for income taxes	-	-	-	-
Net Income (Loss) from continuing operations	25,713	(9,989)	(12,801)	(40,496)
Loss from discontinued operations, net of tax	(1,826)	(49)	(1,875)	(150)
Net Income (Loss)	23,887	(10,038)	(14,676)	(40,646)

Preferred stock dividends	-	-	(162,185)	(162,185)
Net Income (Loss) Available to Common Stockholders	$23,887	$(10,038)	$(176,861)	$(202,831)

Other Comprehensive Income (Loss)
Foreign Currency Translation Adjustment	-	-	-	-
Comprehensive Income (Loss)	$23,887	$(10,038)	$(14,676)	$(40,646)

Income (Loss) Per Share - basic and diluted
Income (Loss) from continuing operations	$0.00	$(0.01)	$(0.01)	$(0.01)
Loss from discontinued operations	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Income (Loss) available to common stockholders	$0.00	$(0.01)	$(0.01)	$(0.01)

Weighted Average Number of Shares Outstanding – Basic	33,372,796	32,628,835	33,372,796	32,628,835
Weighted Average Number of Shares Outstanding –Diluted	38,667,862	32,628,835	33,372,796	32,628,835

VYCOR MEDICAL, INC.
Non-GAAP Reconciliation of Operating Loss and Net Loss
(unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2025	2024	2025	2024

GAAP Operating Expenses	364,125	354,937	735,465	664,431

Non-cash depreciation of purchased assets (1)	(15,021)	(15,681)	(31,131)	(31,301)
Non-cash stock-based compensation (2)	(18,314)	-	(36,629)	(2,364)
Total Non-GAAP Operating Expense Adjustments	(33,335)	(15,681)	(67,760)	(33,665)

Non GAAP Cash Operating Expenses	$330,790	$339,256	$667,705	$630,766

GAAP Operating Profit (Loss)	51,146	16,178	38,340	6,646

Non-GAAP Operating Expense Adjustments, as above	33,335	15,681	67,760	33,665

Non-GAAP Operating Profit	$84,481	$31,859	$106,100	$40,311

GAAP Net Income (Loss) available to common stockholders	$23,887	$(10,038)	$(176,861)	$(202,831)

Non-GAAP Operating Expense Adjustments, as above	33,335	15,681	67,760	33,665

Non-GAAP Net Income (Loss) available to common stockholders	$57,222	$5,643	$(109,101)	$(169,166)

Non-GAAP Income (Loss) Per Share basic and diluted	$0.00	$(0.00)	$(0.00)	$(0.01)

Weighted Average Number of Shares Outstanding – Basic	33,372,796	32,628,835	33,372,796	32,628,835

Weighted Average Number of Shares Outstanding – Diluted	38,667,862	32,628,835	33,372,796	32,628,835

(1) Non-Cash depreciation of purchased assets. These are non-cash charges related to assets which can be impacted by the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing costs and performance and therefore exclude such charges when presenting non-GAAP financial measures.

(2) Non-Cash Stock-based compensation expense consists of expense relating to stock-based compensation issued to employees, outside directors and non-employees including stock options, restricted common stock, and warrants. Because of varying available valuation methodologies, subjective assumptions and the fact that these amounts vary in size and timing, we believe that the exclusion of stock-based compensation expense allows for a more accurate comparison of our financial results to previous periods. In addition, we believe it is useful to investors to understand the specific impact of stock-based compensation expenses on our operating results.

About Vycor Medical, Inc.

With corporate headquarters in Boca Raton, FL, Vycor Medical, Inc. (“Vycor”) is a publicly traded company (OTCQB: VYCO) dedicated to providing the medical community with innovative and superior surgical and therapeutic solutions and has a growing portfolio of FDA cleared or registered medical solutions that are changing and improving lives every day. The Company operates two business units: Vycor Medical and NovaVision, both of which adopt a minimally or non-invasive approach.

Vycor Medical’s FDA-cleared ViewSite™ Brain Access System (VBAS) a minimally invasive neurosurgical device designed to improve access to brain lesions while reducing tissue damage and enhancing patient outcomes. The VBAS system has been approved and used in over 300 hospitals in the US and in numerous countries internationally. VBAS is protected by 46 issued and 11 pending patents and has been validated through over 45 peer-reviewed studies. These studies demonstrate that use of VBAS results in: less brain tissue damage; less invasive procedure; improved access and better visibility; and reduced operating and recovery time. For an overview of Vycor Medical’s VBAS see VBAS Video.

NovaVision provides a suite of clinically supported vision rehabilitation therapies aimed at helping patients recover from visual impairments caused by stroke or other brain injury. The Visual Restoration Therapy (VRT) is the only commercialized FDA-cleared therapy for vision rehabilitation following neurological brain damage, making it a unique and important option for patients seeking to regain lost visual capabilities. The complementary NeuroEyeCoach program, clinically supported by a 296-patient study (the largest to date in the neuro visual space), enables dramatic improvements in patients’ ability to detect objects in the visual field by training them to make better eye movements with improvement in over 80% of patients. The NovaVision therapies, while showing a positive impact on these patients’ lives, still require significant development to allow them to successfully address their market potential. For an overview of NovaVision see NovaVision Video.

For the latest information on the company, including media and other coverage, and to learn more, please go online at www.vycormedical.com, www.vycorvbas.com or www.novavision.com.

Safe Harbor Statement

Information in this document constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “forecast”, “anticipate”, “estimate”, “project”, “intend”, “expect”, “should”, “believe”, and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve, and are subject to known and unknown risks, uncertainties and other factors which could cause Vycor Medical’s actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The risks, uncertainties and other factors are more fully discussed in Vycor Medical’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements attributable to Vycor Medical herein are expressly qualified in their entirety by the above-mentioned cautionary statement. Vycor Medical disclaims any obligation to update forward-looking statements contained in this estimate, except as may be required by law.

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Vycor Medical, Inc. Contacts:

951 Broken Sound Parkway, Suite 320

Boca Raton, FL. 33487

(561) 558-2020

info@vycormedical.com

LinkedIn: https://www.linkedin.com/in/vycor-medical-inc/

Instagram: https://www.instagram.com/vycormedical/

Facebook: https://www.facebook.com/Vycor.Nova/

Twitter/X: https://x.com/vycormedical

YouTube: https://www.youtube.com/@vycormedical6049

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